                                                               EXHIBIT 4.3
                                                               -----------

NEITHER THESE SECURITIES NOR THE SECURITIES ISSUABLE UPON CONVERSION OF THESE SECURITIES HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. THESE SECURITIES AND THE SECURITIES ISSUABLE UPON CONVERSION OF THESE SECURITIES MAY BE PLEDGED IN A MANNER CONSISTENT WITH THE SECURITIES ACT IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT SECURED BY SUCH SECURITIES.

No. [ ]                                                                $[ ]
                                                  Original Issue Date:  [ ]

                           ZOLTEK COMPANIES, INC.
                     6% CONVERTIBLE DEBENTURE DUE [ ](1)

                  THIS DEBENTURE is one of a series of duly authorized and issued debentures of Zoltek Companies, Inc., a Missouri corporation (the "COMPANY"), designated as its 6% Convertible Debentures due [ ](2), in the original aggregate principal amount of up to Five Million Seven Hundred and Fifty Thousand Dollars ($5,750,000) (collectively, the "DEBENTURES" and each Debenture comprising the Debentures, a "DEBENTURE").

                  FOR VALUE RECEIVED, the Company promises to pay to the order of [ ] or its registered assigns (the "HOLDER"), the principal sum of [ ] ($), on [ ](3) or such earlier date as this Debenture is required to be repaid as provided hereunder (the "MATURITY DATE"), and to pay interest to the Holder on the aggregate then outstanding principal amount of this Debenture in

--------
(1)     30th month anniversary of the Original Issue Date

(2)     30th month anniversary of the Original Issue Date

(3) 30th month anniversary of the Original Issue Date accordance with the provisions hereof. All holders of Debentures are referred to collectively, as the "HOLDERS." This Debenture is subject to the following additional provisions:

                  1.       Definitions. In addition to the terms defined
                           -----------
elsewhere in this Debenture: (a) capitalized terms that are not otherwise defined herein have the meanings given to such terms in the Securities Purchase Agreement, dated as of the Original Issue Date, among the Company and the investors identified therein (the "PURCHASE AGREEMENT"), and (b) the following terms have the meanings indicated below:

                  "BANKRUPTCY EVENT" means any of the following events: (a) the Company or any Subsidiary commences a case or other proceeding under any bankruptcy, reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction relating to the Company or any Subsidiary thereof; (b) there is commenced against the Company or any Subsidiary any such case or proceeding that is not dismissed within 60 days after commencement; (c) the Company or any Subsidiary is adjudicated by a court of competent jurisdiction insolvent or bankrupt or any order of relief or other order approving any such case or proceeding is entered; (d) the Company or any Subsidiary suffers any appointment of any custodian or the like for it or any substantial part of its property that is not discharged or stayed within 60 days; (e) under applicable bankruptcy law the Company or any Subsidiary makes a general assignment for the benefit of creditors; (f) the Company or any Subsidiary fails to pay, or states that it is unable to pay or is unable to pay, its debts generally as they become due; (g) the Company or any Subsidiary calls a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts; or (h) the Company or any Subsidiary, by any act or failure to act, expressly indicates its consent to, approval of or acquiescence in any of the foregoing or takes any corporate or other action for the purpose of effecting any of the foregoing.

                  "CHANGE OF CONTROL" means the occurrence of any of the following in one or a series of related transactions: (i) an acquisition after the date hereof by an individual or legal entity or "group" (as described in Rule 13d-5(b)(1) under the Exchange
         Act) of more than one-third of the voting rights or equity interests in the Company; (ii) a replacement of more than one-half of the members of the Company's board of directors in a single election of directors that is not approved by those individuals who are members of the board of directors on the date hereof (or other directors previously approved by such individuals); (iii) a Fundamental Transaction (as defined in Section 11(c)), a merger or consolidation of the Company or any Subsidiary or a sale of more than one-half of the assets of the Company in one or a series of related transactions, unless following such transaction or series of transactions, the holders of the Company's securities prior to the first such transaction continue to hold at least two-thirds of the voting rights and equity interests in the surviving entity or acquirer of such assets; (iv) a recapitalization, reorganization or other transaction involving the Company or any Subsidiary that constitutes or results in a transfer of more than one-third of the voting rights or equity interests in the Company, unless following such transaction or series of transactions, the holders of the Company's securities prior to the first such transaction continue to hold at least two-thirds of the voting rights and equity interests in the surviving entity or acquirer of such assets; (v) consummation of a "Rule 13e-3 transaction" as defined in Rule 13e-3 under the Exchange Act with respect to the Company, or (vi) the execution by the Company or its controlling shareholders of an agreement providing for or reasonably likely to result in any of the foregoing events.

                  "CLOSING PRICE" means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on an Eligible Market, the closing sale price per share of the Common Stock for such date (or the nearest preceding date) on the primary Eligible Market or exchange on which the Common Stock is then listed or quoted; (b) if prices for the Common Stock are then quoted on the OTC Bulletin Board, the closing sale price per share of the Common Stock for such date (or the nearest preceding date) so quoted; (c) if prices for the Common Stock are then reported in the "Pink Sheets" published by the National Quotation Bureau Incorporated (or a similar organization or agency succeeding to its functions of reporting prices), the most recent sale price per share of the Common Stock so reported;
         or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by a majority in interest of the Investors.

                  "COMMON STOCK" means the common stock of the Company, $0.01 par value per share, and any securities into which such common stock may hereafter be reclassified.

                  "COMMON STOCK EQUIVALENTS" means any securities of the Company or a subsidiary thereof which entitle the holder thereof to acquire Common Stock at any time, including without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock or other securities that entitle the holder to receive, directly or indirectly, Common Stock.

                  "COMPANY PREPAYMENT AMOUNT" for any Debentures which shall be subject to prepayment pursuant to Section 13, shall equal the sum of (1) the greater of: (A) 100% of such outstanding principal amount, plus all accrued but unpaid interest thereon, through the date of payment, or (B) the product of (x) the Event Equity Value and (y) the number of the Underlying Shares issuable upon conversion in full of such principal amount and all such accrued but unpaid interest thereon (without regard to any conversion limitation contained herein), and (2) the amount of any unpaid liquidated damages and other amounts then owing (other than interest and principal) under the Transaction Documents.

                  "CONVERSION DATE" means the date a Conversion Notice together with the Conversion Schedule is delivered to the Company in accordance with Section 5(a).

                  "CONVERSION NOTICE" means a written notice in the form attached hereto as Exhibit A.
                            ---------

                  "CONVERSION PRICE" means $6.25(4), subject to adjustment from time to time pursuant to Section 11.


--------
(4) $6.25; provided, that the Conversion Price for those Holders who are
           --------
officers or directors of the Company shall equal the closing bid price of the Common Stock on the Trading Day immediately prior to the date that such Holder became party to the Purchase Agreement.

                  "DEFAULT" means any event or condition which constitutes an Event of Default or that upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

                  "ELIGIBLE MARKET" means any of the New York Stock Exchange, the American Stock Exchange, the Nasdaq National Market or the Nasdaq SmallCap Market.

                  "EQUITY CONDITIONS" means that each of the following conditions is satisfied: (i) the number of authorized but unissued and otherwise unreserved shares of Common Stock is sufficient for such issuance; (ii) the Common Stock is listed or quoted (and is not suspended from trading) on an Eligible Market and such shares of Common Stock are approved for listing on such Eligible Market upon issuance; (iii) such Common Stock is registered for resale under the Registration Statement, (iv) such issuance would be permitted in full without violating Section 5(b) hereof or the rules or regulations of the Eligible Market on which such shares are listed or quoted, (v) no Event of Default nor any event that with the passage of time and without being cured would constitute a Event of Default has occurred and not been cured, and (vi) no public announcement of a pending or proposed Change of Control transaction has occurred that has not been consummated.

                  "EVENT EQUITY VALUE" means the average of the Closing Prices for the five Trading Days preceding either: (a) the date of delivery of the notice for payment of the Event Equity Value or (b) the date on which such payment (together with any other payments, expenses and liquidated damages then due and payable under the Transaction Documents) is paid in full, whichever is greater.

                  "EVENT OF DEFAULT" means any one of the following events (whatever the reason and whether it shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body):

                           (i)     any default in the payment (free of any
claim of subordination) of principal, interest or liquidated damages in respect of any Debentures, as and when the same becomes due and payable (whether on a Conversion Date or the Company Conversion Date, the Maturity Date or by acceleration or prepayment or otherwise).

                           (ii)    the Company or any Subsidiary defaults in
any of its obligations under any other debenture or any mortgage, credit agreement or other facility, indenture agreement, factoring agreement or other instrument under which there may be issued, or by which there may be secured or evidenced, any Indebtedness or money due under any long term leasing or factoring arrangement of the Company or any Subsidiary in an amount exceeding $350,000, whether such Indebtedness now exists or is hereafter created, and such default results in such Indebtedness becoming or being declared due and payable prior to the date on which it would otherwise become due and payable.

                           (iii)   the occurrence or entering into of any
Change of Control transaction.

                           (iv)    the Company shall fail to observe or
perform any covenant, condition or agreement contained in Article 4 or in
Article 5 of the Purchase Agreement, and such failure shall continue unremedied for a period of 7 days after written notice of such default is first given to the Company by the Holder.

                           (v)     the Company shall fail to observe or
perform any covenant, condition or agreement contained in any Transaction Document (other than those specified in clause (i) or (v) above), and such failure shall continue unremedied for a period of five Trading Days after the date on which written notice of such default is first given to the Company by the Holder (it being understood that no prior notice need be given in the case of a default that cannot reasonably be cured within five Trading Days).

                           (vi)    the occurrence of an Event of Default
(whether or not declared) under any Debentures.

                           (vii)   any prepayment by the Company of any
Debenture issued by it or any issuance of securities in exchange for any Debentures issued by it (other than Underlying Shares upon conversion thereof in accordance with their terms as in effect on the Original Issue Date thereof), except in each case (i) if the Company offers to the Holder in writing the same prepayment of this Debenture and all other Debentures then held by such Holder on the same economic terms on which the Company prepays or offers to prepay (whichever is more favorable to the holder of such Debenture) such Debentures, and (ii) in accordance with the prepayment provisions of Section 13 of this Debenture.

                           (viii)  any of the Company's representations and
warranties set forth in the Purchase Agreement shall be incorrect as of the Original Issue Date.

                           (ix)    the occurrence of a Bankruptcy Event.

                           (x)     one or more judgments for the payment of
money in an aggregate amount in excess of $350,000 shall be rendered against the Company or any Subsidiary or any combination thereof (which shall not be fully covered by insurance without taking into account any applicable deductibles) and the same shall remain undischarged or unbonded for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Company or any Subsidiary to enforce any such judgment.

                           (xi)    any Transaction Document shall cease, for
any reason, to be in full force and effect, or the Company shall so assert in writing or shall disavow any of its obligations thereunder.

                           (xii)   the Common Stock is not listed or quoted,
or is suspended from trading, on an Eligible Market for a period of three Trading Days (which need not be consecutive Trading Days).

                           (xiii)  the Company fails to deliver a stock
certificate evidencing Underlying Shares to a Holder within three Trading Days after a Conversion Date, or in the case of exercises under a Warrant, within three Trading Days after a Date of Exercise under the Warrants, or the conversion or exercise rights of the Holders pursuant to the terms hereof or the terms of the Warrants are otherwise suspended for any reason.

                           (xiv)   the Company fails to have available a
sufficient number of authorized but unissued and otherwise unreserved shares of Common Stock available to issue Underlying Shares upon any conversion of Debentures or upon any exercise of Warrants.

                           (xv)    the Company effects or publicly announces
its intention to effect any exchange, recapitalization or other transaction that effectively requires or rewards physical delivery of certificates evidencing the Common Stock, unless following such transaction, the holders of the Company's securities prior to the first such transaction continue to beneficially own at least two-thirds of the voting rights and equity interests in the surviving entity or acquirer of such assets.

                           (xvi)   a Registration Statement under the
Registration Rights Agreement is not declared effective by the Commission by the 365th day following the Closing Date, or is not effective as to all Registrable Securities, and available for use by the holders of Registrable Securities (as defined in the Registration Rights Agreement), for in excess of 60 Trading Days during the Effectiveness Period.

                           (xvii)  the Company fails to make any cash payment
required under the Transaction Documents (including, without limitations, as prepayment hereunder) and such failure is not cured within five Trading Days after notice of such default is first given to the Company by an Investor.

                           (xviii) there shall be an Event of Default under
any Debenture issued by the Company in respect of the Securities Purchase Agreement dated as of December 19, 2003 (the "2003 SECURITIES PURCHASE AGREEMENT").

                  "ORIGINAL ISSUE DATE" means the date of the first issuance of any Debentures, regardless of the number of transfers of any particular Debenture.

                  "REGISTRATION STATEMENT" shall have the meaning set forth in the Purchase Agreement.

                  "TRADING DAY" means (i) a day on which the Common Stock is traded on an Eligible Market, or (ii) if the Common Stock is not listed on an Eligible Market, a day on which the Common Stock is traded in the over-the-counter market, as reported by the OTC Bulletin Board or the National Quotation Bureau Incorporated, or
         (iii) if the Common Stock is not quoted on the OTC Bulletin Board, a day on which the Common Stock is quoted in the over-the-counter market as reported by the National Quotation Bureau Incorporated (or any similar organization or agency succeeding to its functions of reporting prices); provided, that in the event that the Common Stock is not listed or quoted as set forth in (i), (ii) and (iii) hereof, then Trading Day shall mean a Business Day.

                  "UNDERLYING SHARES" means the shares of Common Stock issuable upon conversion of the Debentures and payment of interest thereunder, and upon exercise of the Warrants.

                  "VWAP" means, with respect to any date of determination, the daily volume weighted average price (as reported by Bloomberg using the VAP function) of the Common Stock on such date of determination, or if there is no such price on such date of determination, then the daily volume weighted average price on the date nearest preceding such date.

                  "WARRANTS" shall have the meaning ascribed in the Purchase Agreement.

         2.       Interest.
                  --------

                  (a) The Company shall pay interest to the Holder on the aggregate unconverted and then outstanding principal amount of this Debenture at the rate of 6% per annum, payable quarterly in cash or, subject to the conditions of Section 2(b), in shares of Common Stock, in arrears on each December 31, March 31, June 30 and September 30, beginning March 31, 2004, except if such date is not a Trading Day, in which case such interest shall be payable on the next succeeding Trading Day (each, an "INTEREST PAYMENT DATE"). Interest shall be calculated on the basis of a 360-day year and shall accrue daily commencing on the Original Issue Date.

                  (b) Subject to the conditions and limitations set forth below, the Company may pay interest on this Debenture either: (i) in cash or (ii) by delivering by the third Trading Day following the applicable Interest Payment Date, a number of freely tradable shares of Common Stock equal to the quotient obtained by dividing the amount of such interest by 90% of the arithmetic average of the VWAP for each of the 20 Trading Days immediately preceding (but not including) the Interest Payment Date. The Company must deliver written notice to the Holder indicating the manner in which it intends to pay interest at least ten Trading Days prior to each Interest Payment Date, but the Company may indicate in any such notice that the election contained therein shall continue for subsequent Interest Payment Dates until revised. Failure to timely provide such written notice shall be deemed an election by the Company to pay such interest in cash. All interest payable in respect of the Debentures on any Interest Payment Date must be paid in the same manner. Notwithstanding the foregoing, the Company may not pay interest in shares of Common Stock unless, at such time, the Equity Conditions are satisfied with respect to all of the Underlying Shares then issuable upon conversion in full of the outstanding principal amount of Debentures and the interest payable on such Interest Payment Date.

         3.       Registration of Debentures. The Company shall register the
                  --------------------------
Debentures upon records to be maintained by the Company for that purpose (the "DEBENTURE REGISTER") in the name of each record Holder thereof from time to time. The Company may deem and treat the registered Holder of this Debenture as the absolute owner hereof for the purpose of any conversion hereof or any payment of interest hereon, and for all other purposes, absent actual notice to the contrary.

         4.       Registration of Transfers and Exchanges. The Company shall
                  ---------------------------------------
register the transfer of any portion of this Debenture in the Debenture Register upon surrender of this

Debenture to the Company at its address for notice set forth herein. Upon any such registration or transfer, a new Debenture, in substantially the form of this Debenture (any such new debenture, a "NEW DEBENTURE"), evidencing the portion of this Debenture so transferred shall be issued to the transferee and a New Debenture evidencing the remaining portion of this Debenture not so transferred, if any, shall be issued to the transferring Holder. The acceptance of the New Debenture by the transferee thereof shall be deemed the acceptance by such transferee of all of the rights and obligations of a holder of a Debenture. The Company agrees that its prior consent is not required for the transfer of any portion of this Debenture; provided, however, that the Company shall be entitled to reasonable
--------
assurance that such transfer complies with applicable federal and state securities laws. This Debenture is exchangeable for an equal aggregate principal amount of Debentures of different authorized denominations, as requested by the Holder surrendering the same. No service charge or other fee will be imposed in connection with any such registration of transfer or exchange.

         5.       Conversion.
                  ----------

                  (a)      (i)     At the Option of the Holder. All or any
                                   ---------------------------
portion of the principal amount of this Debenture then outstanding together with any accrued and unpaid interest thereunder shall be convertible into shares of Common Stock at the Conversion Price (subject to limitations set forth in Section 5(b)), at the option of the Holder, at any time and from time to time from and after the Original Issue Date. The Holder may effect conversions under this Section 5(a), by delivering to the Company a Conversion Notice together with a schedule in the form of Schedule 1
                                                          ----------
attached hereto (the "CONVERSION SCHEDULE"). If the Holder is converting less than all of the principal amount represented by this Debenture, or if a conversion hereunder may not be effected in full due to the application of
Section 5(b), the Company shall honor such conversion to the extent permissible hereunder and shall promptly deliver to the Holder a Conversion
Schedule indicating the principal amount which has not been converted.

                           (ii)    At Option of the Company. Subject
                                   ------------------------
to the provisions of this Section 5(a)(ii), at any time after the Effective Date, if the: (i) VWAP of the Common Stock for each of 30 consecutive Trading Days and prior to the date of the Company Conversion Notice (as defined below) is greater than $12.50 (subject to equitable adjustment as a result of the events set forth in Section 11(a), (b) and (c)), (ii) the Equity Conditions are satisfied during the entire period referenced in (i) above and through the Company Conversion Date (as defined below), and (iii) there shall not exist an Event of Default or a default which, with the passage of time or notice, would result in an Event of Default, then the Company may deliver a written notice (such notice, a "COMPANY CONVERSION NOTICE") to the Holder stating its irrevocable election to convert at the Conversion Price all (but not less than all) of the outstanding principal amount of this Debenture. Subject to the terms and conditions of this
Section 5(a)(ii), the Company shall effect the conversion of this Debenture pursuant to a Company Conversion Notice on the 10th Trading Day following the date of the Company Conversion Notice (the "COMPANY CONVERSION DATE"). Notwithstanding the foregoing or anything to the contrary set forth in this Debenture, the Holder have the right to nullify such Company Conversion Notice if any of the conditions set forth in this Section 5(a)(ii) shall not have been met from the date of the Company Conversion Notice through the Company Conversion Date. The Company covenants and agrees that it will honor all Holder Conversion Notices tendered from the time of delivery of the Company Conversion Notice through the Company Conversion Date. Notwithstanding the foregoing, the

Company and the Holder agree that, if and to the extent Section 5(b) of this Debenture would restrict the right of the Company to issue or the right of the Holder to receive any of the Underlying Shares otherwise issuable upon the conversion described in this Section 5(a)(ii) in respect of a Company Conversion Notice, then notwithstanding anything to the contrary set forth in the Company Conversion Notice, the Company Conversion Notice shall be deemed automatically amended to apply only to such portion of this Debenture as would permit conversion in full in compliance with Section 5(b). The Holder will promptly (and, in any event, prior to the Company Conversion
Date) notify the Company in writing following receipt of a Company Conversion Notice if Section 5(b)(i) would restrict its right to receive the full number of otherwise issuable Underlying Shares following such Company Conversion Notice.

                  (b)      Certain Conversion Restrictions.
                           -------------------------------

                           (i)     Notwithstanding anything to the contrary
contained herein, the number of shares of Common Stock that may be acquired by a Holder upon any conversion of Debentures (or otherwise in respect hereof) shall be limited to the extent necessary to insure that, following such conversion (or other issuance), the total number of shares of Common Stock then beneficially owned by such Holder and its Affiliates and any other Persons whose beneficial ownership of Common Stock would be aggregated with such Holder's for purposes of Section 13(d) of the Exchange Act, does not exceed 9.999% of the total number of issued and outstanding shares of Common Stock (including for such purpose the shares of Common Stock issuable upon such conversion). For such purposes, beneficial ownership shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. This provision shall not restrict the number of shares of Common Stock which a Holder may receive or beneficially own in order to determine the amount of securities or other consideration that such Holder may receive in the event of a Fundamental Transaction involving the Company as contemplated herein. This restriction may not be waived.

                           (ii)    Notwithstanding anything to the contrary
in this Debenture, if the Company has not previously obtained Shareholder Approval (as defined below), then the Company may not issue shares of Common Stock in excess of the Issuable Maximum upon conversions of this Debenture at a conversion price which is less than the Closing Price on the Trading Day immediately preceding the Original Issue Date. The "ISSUABLE MAXIMUM" means a number of shares of Common Stock equal to 3,270,267, less such number of shares of Common Stock as have been issued upon exercise of Company Warrants and Debentures issued in connection with the 2003 Securities Purchase Agreement. The Issuable Maximum shall be reduced, at any given time, by the number of shares of Common Stock previously issued upon conversion of any Debentures at such time. Each Holder shall be entitled to a portion of the Issuable Maximum equal to the quotient obtained by dividing: (x) the principal amount of Debentures issued and sold to such Holder on the Original Issue Date by (y) the aggregate principal amount of Debentures issued and sold by the Company on the Original Issue Date. If any Holder shall no longer hold Debentures, then such Holder's remaining portion of the Issuable Maximum shall be allocated pro-rata among the remaining Holders, giving effect to the Company's desire to allocate among the class of securities known as the Debentures this limitation. If on any Conversion
Date: (A) the aggregate number of shares of Common Stock that would then be issuable upon conversion in full of all then outstanding principal amount of Debentures would exceed the Issuable Maximum on such date, and (B) the Company shall not have previously obtained the vote of shareholders, as may be required by the applicable rules and regulations of the Nasdaq Stock Market (or any successor entity or any other Eligible Market on which the Company's securities then trade), applicable to approve the issuance of shares of Common Stock in excess of the Issuable Maximum pursuant to the terms hereof (the "SHAREHOLDER APPROVAL"), then, the Company shall issue to the Holder a number of shares of Common Stock equal to the Issuable Maximum and, with respect to the remainder of the principal amount of Debentures then held by the Holder for which a conversion would result in an issuance of shares of Common Stock in excess of the Issuable Maximum, the Company must seek Shareholder Approval as soon as possible, but in any event not later than the 90th day after such request. The Company and the Holder understand and agree that shares of Common Stock issued to and then held by the Holder as a result of conversions of Debentures shall not be entitled to cast votes on any resolution to obtain Shareholder Approval pursuant hereto.

         6.       Mechanics of Conversion.
                  -----------------------

                  (a) The number of Underlying Shares issuable upon any conversion hereunder shall equal the outstanding principal amount of this Debenture to be converted, divided by the Conversion Price on the Conversion Date, plus (if indicated in the applicable Conversion Notice or the Company Conversion Notice) the amount of any accrued but unpaid interest on this Debenture through the Conversion Date or the Company Conversion Date, divided by the Conversion Price on the Conversion Date or the date of the Company Conversion Notice.

                  (b) The Company shall promptly following a Conversion Date (but in no event later than three Trading Days after such Conversion
Date) issue or cause to be issued and cause to be delivered to or upon the written order of the Holder and in such name or names as the Holder may designate a certificate for the Underlying Shares issuable upon such conversion, free of restrictive legends. The Holder, or any Person so designated by the Holder to receive Underlying Shares, shall be deemed to have become holder of record of such Underlying Shares as of the Conversion Date. The Company shall, upon request of the Holder, use its best efforts to deliver Underlying Shares hereunder electronically (via a DWAC) through the Depository Trust Corporation or another established clearing corporation performing similar functions.

                  (c) The Holder shall not be required to deliver the original Debenture in order to effect a conversion hereunder. Execution and delivery of the Conversion Notice shall have the same effect as cancellation of the Debenture and issuance of a New Debenture representing the remaining outstanding principal amount.

                  (d) The Company's obligations to issue and deliver Underlying Shares upon conversion of this Debenture in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder or any other Person of any obligation to the Company or any violation or alleged violation of law by the Holder or any other Person, and irrespective of any other circumstance which might otherwise limit such obligation of the Company to the Holder in connection with the issuance of such Underlying Shares.

                  (e) If by the third Trading Day after a Conversion Date or the Company Conversion Date the Company fails to deliver to the Holder such Underlying Shares in such amounts and in the manner required pursuant to
Section 5, then the Holder will have the right to rescind the Conversion Notice or the Company Conversion Notice pertaining thereto by giving written notice to the Company prior to such Holder's receipt of such Underlying Shares.

                  (f) If by the third Trading Day after a Conversion Date or the Company Conversion Date the Company fails to deliver to the Holder the required number of Underlying Shares in the manner required pursuant to
Section 5, and if after such third Trading Day and prior to the receipt of such Underlying Shares, the Holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of the Underlying Shares which the Holder anticipated receiving upon such conversion (a "BUY-IN"), then the Company shall: (1) pay in cash to the Holder (in addition to any other remedies available to or elected by the Holder) the amount by which (x) the Holder's total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (y) the amount obtained by multiplying (A) the number of Underlying Shares that the Company was required to deliver to the Holder in connection with the exercise at issue by (B) the Closing Price at the time of the obligation giving rise to such purchase obligation and (2) at the option of the Holder, either void the conversion at issue and reinstate the principal amount of Debentures (plus accrued interest therein) for which such conversion was not timely honored or deliver to the Holder the number of shares of Common Stock that would have been issued had the Company timely complied with its exercise and delivery obligations hereunder. The Holder shall provide the Company reasonably detailed evidence or written notice indicating the amounts payable to the Holder in respect of the Buy-In.

         7.       Events of Default.
                  -----------------

                  (a) At any time or times following the occurrence of an Event of Default, the Holder may elect, by notice to the Company (an "EVENT NOTICE"), to require the Company to repurchase all or any portion of the outstanding principal amount of this Debenture, as indicated in the Event Notice, at a repurchase price, equal to the greater of: (A) 100% of such outstanding principal amount, plus all accrued but unpaid interest thereon and any unpaid liquidated damages and other amounts then owing under the Transaction Documents, through the date of payment, or (B) the Event Equity Value of the Underlying Shares issuable upon conversion of such principal amount and all such accrued but unpaid interest thereon (without regard to any conversion limitation contained herein). The aggregate amount payable pursuant to the preceding sentence is referred to as the "EVENT PRICE." The Company shall pay the aggregate Event Price to the Holder (free of any claim of subordination) no later than the third Trading Day following the date of delivery of the Event Notice, and upon receipt thereof the Holder shall deliver the original Debenture so repurchased to the Company.

                  (b) Upon the occurrence of any Bankruptcy Event, all outstanding principal and accrued but unpaid interest on this Debenture and any unpaid liquidated damages and other amounts then owing under the Transaction Documents shall immediately become due and payable in full in cash (free of any claim of subordination), without any further action by the Holder, and the Company shall immediately be obligated to repurchase this Debenture held by such Holder at the Event Price pursuant to the preceding paragraph as if the Holder had delivered an Event Notice immediately prior to the occurrence of such Bankruptcy Event.

                  (c) In connection with any Event of Default, the Holder need not provide and the Company hereby waives any presentment, demand, protest or other notice of any kind, and the Holder may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. Any such declaration may be rescinded and annulled by the Holder at any time prior to payment hereunder. No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereto.

         8.       Ranking. This Debenture ranks pari passu with all other
                  -------
Debentures now or hereafter issued pursuant to the Transaction Documents and any Debentures issued pursuant to the 2003 Securities Purchase Agreement.

         9.       Charges, Taxes and Expenses. Issuance of certificates for
                  ---------------------------
Underlying Shares upon conversion of (or otherwise in respect of) this Debenture shall be made without charge to the Holder for any issue or transfer tax, withholding tax, transfer agent fee or other incidental tax or expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Company; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the registration of any certificates for Underlying Shares or Debentures in a name other than that of the Holder. The Holder shall be responsible for all other tax liability that may arise as a result of holding or transferring this Debenture or receiving Underlying Shares in respect hereof.

         10.      Reservation of Underlying Shares. The Company covenants
                  --------------------------------
that it will at all times reserve and keep available out of the aggregate of its authorized but unissued and otherwise unreserved Common Stock, solely for the purpose of enabling it to issue Underlying Shares as required hereunder, the number of Underlying Shares which are then issuable and deliverable upon the conversion of (and otherwise in respect of) this entire Debenture (taking into account the adjustments of Section 11), free from preemptive rights or any other contingent purchase rights of persons other than the Holder. The Company covenants that all Underlying Shares so issuable and deliverable shall, upon issuance in accordance with the terms hereof, be duly and validly authorized, issued and fully paid and nonassessable.

         11.      Certain Adjustments. The Conversion Price is subject to
                  -------------------
adjustment from time to time as set forth in this Section 11.

                  (a)      Stock Dividends and Splits. If the Company, at any
                           --------------------------
time while this Debenture is outstanding: (i) pays a stock dividend on its Common Stock or otherwise makes a distribution on any class of capital stock that is payable in shares of Common Stock, (ii) subdivides outstanding shares of Common Stock into a larger number of shares, or (iii) combines outstanding shares of Common Stock into a smaller number of shares, then in each such case the Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event. Any adjustment made pursuant to clause (i) of this paragraph shall become effective immediately after the record date for the determination of shareholders entitled to receive such dividend or distribution, and any adjustment pursuant to clause (ii) or (iii) of this paragraph shall become effective immediately after the effective date of such subdivision or combination.

                  (b)      Pro Rata Distributions. If the Company, at any time
                           ----------------------
while this Debenture is outstanding, distributes to all holders of Common Stock (i) evidences of its indebtedness, (ii) any security (other than a distribution of Common Stock covered by the preceding paragraph), (iii) rights or warrants to subscribe for or purchase any security, or (iv) any other asset (in each case, "DISTRIBUTED PROPERTY"), then, at the request of the Holder delivered before the 90th day after the record date fixed for determination of shareholders entitled to receive such distribution, the Company will deliver to the Holder, within five Trading Days after such request (or, if later, on the effective date of such distribution), the Distributed Property that the Holder would have been entitled to receive in respect of the Underlying Shares for which this Debenture could have been converted immediately prior to such record date. If such Distributed
Property is not delivered to the Holder pursuant to the preceding sentence, then upon any conversion of this Debenture that occurs after such record date, the Holder shall be entitled to receive, in addition to the Underlying Shares otherwise issuable upon such conversion, the Distributed Property that the Holder would have been entitled to receive in respect of such number of Underlying Shares had the Holder been the record holder of such Underlying Shares immediately prior to such record date. Notwithstanding the foregoing, this Section 11(b) shall not apply to any distribution of rights or securities in respect of adoption by the Company of a shareholder rights plan, which events shall be covered by Section 11(a).

                  (c)      Fundamental Transactions. If, at any time while this
                           ------------------------
Debenture is outstanding, (i) the Company effects any merger or consolidation of the Company with or into another Person, (ii) the Company effects any sale of all or substantially all of its assets in one or a series of related transactions, (iii) any tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Stock tender or exchange their shares for other securities, cash or property, or (iv) the Company effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (other than as a result of a subdivision or combination of shares of Common Stock covered by Section
11(a) above) (in any such case, a "FUNDAMENTAL TRANSACTION"), then upon any subsequent conversion of this Debenture, the Holder shall have the right to:
(x) declare an Event of Default pursuant to clause (iii) thereunder, (y) receive, for each Underlying Share that would have been issuable upon such conversion absent such Fundamental Transaction, the same kind and amount of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of one share of Common
Stock (the "ALTERNATE CONSIDERATION") or (z) require the surviving entity to issue to the Holder and instrument identical to this Debenture (with an appropriate adjustments to the conversion price). For purposes of any such conversion, the Company shall apportion the Conversion Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any conversion of this Debenture following such Fundamental Transaction. To the extent necessary to effectuate the foregoing provisions, any successor to the Company or surviving entity in such Fundamental Transaction (or, if different, the ultimate parent of such successor or entity or the entity issuing the Alternate Consideration) shall issue to the Holder a new debenture consistent with the foregoing provisions and evidencing the Holder's right to convert such debenture into Alternate Consideration. The terms of any agreement pursuant to which a Fundamental Transaction is effected shall include terms requiring any such successor or surviving entity to comply with the provisions of this paragraph (c) and insuring that this Debenture (or any such replacement security) will be similarly adjusted upon any subsequent transaction analogous to a Fundamental Transaction.

                  (d)      Subsequent Equity Sales.(5)
                           -----------------------

                           (i)     If the Company or any subsidiary thereof,
as applicable, at any time while this Debenture is outstanding, shall issue shares of Common Stock or Common Stock Equivalents entitling any Person to acquire shares of Common Stock, at a price per share (the "EFFECTIVE PRICE") less than the Conversion Price (if the holder of the Common Stock or Common Stock Equivalent so issued shall at any time, whether by operation of purchase price adjustments, reset provisions, floating conversion, exercise or exchange prices or otherwise, or due to warrants, options or rights issued in connection with such issuance, be entitled to receive shares of Common Stock at a price less than the Conversion Price, such issuance shall be deemed to have occurred for less than the Conversion Price), then, at the option of the Holder for such conversions as it shall indicate, the Conversion Price shall be adjusted to mirror the conversion, exchange or purchase price for such Common Stock or Common Stock Equivalents (including any reset provisions thereof) at issue. Such adjustment shall be made whenever such Common Stock or Common Stock Equivalents are issued. The Company shall notify the Holder in writing, no later than the Trading Day following the issuance of any Common Stock or Common Stock Equivalent subject to this section, indicating therein the applicable issuance price, or of applicable reset price, exchange price, conversion price and other pricing terms. No further adjustments shall be made to the Conversion Price upon the actual issuance of Common Stock upon conversion or exercise of the applicable Common Stock Equivalent.

                           (ii)    If, at any time while this Debenture is
outstanding, the Company or any Subsidiary issues Common Stock Equivalents with an Effective Price or a number of underlying shares that floats or resets or otherwise varies or is subject to adjustment based (directly or indirectly) on market prices of the Common Stock (a "FLOATING PRICE SECURITY"), then for purposes of applying the preceding paragraph in connection with any subsequent conversion, the Effective Price will be determined separately on each Conversion Date and will be deemed to equal the lowest Effective Price at which any holder of such Floating Price Security is entitled to acquire Common Stock, whether prior, on or after such Conversion Date (regardless of whether any such holder actually acquires any shares on such date).

                           (iii)   Notwithstanding the foregoing, no
adjustment will be made under this paragraph (d) in respect of: (A) the issuance of securities upon the exercise or conversion of any Common Stock Equivalents issued by the Company prior to the Original Issue


--------
(5) This provision will not be in the Debentures issued to officers or directors of the Company.

Date of this Debenture (but will apply to any amendments, modifications and reissuances thereof), and (B) the grant of options or warrants, or the issuance of additional securities, under any duly authorized Company stock option, stock incentive plan, restricted stock plan or stock purchase plan in existence on the Closing Date; (C) the issuance of Common Stock in payment of interest on Debentures; or (D) the issuance of Common Stock Equivalents pursuant to a Strategic Transaction.

                  (e)      Reclassifications; Share Exchanges. In case of any
                           ----------------------------------
reclassification of the Common Stock, or any compulsory share exchange pursuant to which the Common Stock is converted into other securities, cash or property (other than compulsory share exchanges which constitute Change of Control transactions), the Holders of the Debentures then outstanding shall have the right thereafter to convert such shares only into the shares of stock and other securities, cash and property receivable upon or deemed to be held by holders of Common Stock following such reclassification or share exchange, and the Holders shall be entitled upon such event to receive such amount of securities, cash or property as a holder of the number of shares of Common Stock of the Company into which such shares of Debentures could have been converted immediately prior to such reclassification or share exchange would have been entitled. This provision shall similarly apply to successive reclassifications or share exchanges.

                  (f)      Calculations. All calculations under this Section 11
                           ------------
shall be made to the nearest cent or the nearest 1/100th of a share, as applicable. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company, and the disposition of any such shares shall be considered an issue or sale of Common Stock.

                  (g)      Notice of Adjustments. Upon the occurrence of each
                           ---------------------
adjustment pursuant to this Section 11, the Company at its expense will promptly compute such adjustment in accordance with the terms hereof and prepare a certificate describing in reasonable detail such adjustment and the transactions giving rise thereto, including all facts upon which such adjustment is based. Upon written request, the Company will promptly deliver a copy of each such certificate to the Holder.

                  (h)      Notice of Corporate Events. If the Company (i)
                           --------------------------
declares a dividend or any other distribution of cash, securities or other property in respect of its Common Stock, including without limitation any granting of rights or warrants to subscribe for or purchase any capital stock of the Company or any Subsidiary, (ii) authorizes and publicly approves, or enters into any agreement contemplating or solicits shareholder approval for any Fundamental Transaction or (iii) publicly authorizes the voluntary dissolution, liquidation or winding up of the affairs of the Company, then the Company shall deliver to the Holder a notice describing the material terms and conditions of such transaction, at least 20 calendar days prior to the applicable record or effective date on which a Person would need to hold Common Stock in order to participate in or vote with respect to such transaction, and the Company will take all steps reasonably necessary in order to insure that the Holder is given the practical opportunity to convert this Debenture prior to such time so as to participate in or vote with respect to such transaction; provided, however, that the failure to deliver such notice or any defect therein shall not affect the validity of the corporate action required to be described in such notice.

         12.      Fractional Shares. The Company shall not be required to
                  -----------------
issue or cause to be issued fractional Underlying Shares on conversion of this Debenture. If any fraction of an Underlying Share would, except for the provisions of this Section, be issuable upon conversion of this Debenture, the number of Underlying Shares to be issued will be rounded up to the nearest whole share.

         13.      Prepayment at Option of Company. Subject to the provisions of
                  -------------------------------
this Section, at any time after the Effective Date, if the: (i) VWAP of the Common Stock for each of 30 consecutive Trading Days and prior to the date of the Prepayment Notice (as defined below) in question is greater than $12.50 (subject to equitable adjustment as a result of the events set forth in Section 11(a), (b) and (c)), (ii) the Equity Conditions are satisfied,
(iii) there shall not exist an Event of Default or a default which, with the passage of time or notice, would result in an Event of Default, (iv) the prepayment contemplated under this Section shall be free of all subordination rights of other Persons, and (v) the Company shall not have previously defaulted on its obligation to pay the full Company Prepayment Amount due in respect of any Prepayment Notice, then the Company may deliver a written notice (such notice, a "PREPAYMENT NOTICE") to the Holder stating its irrevocable undertaking to prepay at the Company Prepayment Amount all (but not less than all) of the outstanding principal amount of all Debentures held by such Holder, together with all accrued and unpaid interest, liquidated damages and other amounts then owing thereon through the date the Company Prepayment Amount is paid. If the conditions for prepayment pursuant to the Prepayment Notice are satisfied during the period from the date of the Prepayment Notice through and including the Prepayment Date, then the Company shall deliver to the Holder the full Company
Prepayment Amount in cash on the 31st Trading Day following the date of the Prepayment Notice (the "PREPAYMENT DATE"), subject to (i) reduction for principal and interest of the Holder's Debentures that shall have been converted between the date of the Prepayment Notice and the Prepayment Date and (ii) the right of the Holder to nullify such Prepayment Notice if any of the conditions set forth in this Section to the delivery of the Prepayment Notice shall not have been met from the date of the Prepayment Notice through the Prepayment Date or if the Company shall fail to honor any Conversion Notice as contemplated in the immediately following sentence. The Company covenants and agrees that it will honor all Conversion Notices tendered from the time of delivery of the Prepayment Notice through 6:30 p.m. (New York City time) on the Trading Day prior to the Prepayment Date.
In addition, if any portion of the Company Prepayment Amount remains unpaid after the Prepayment Date, the Holder subject to such prepayment may elect by written notice to the Company to invalidate ab initio the Prepayment
Notice with respect to the unpaid amount, notwithstanding anything herein contained to the contrary. If the Holder makes such an election, this Debenture shall be reinstated with respect to such unpaid amount and the Company shall no longer have any prepayment rights under this Section.

         14.      Notices. Any and all notices or other communications or
                  -------
deliveries hereunder (including without limitation any Conversion Notice or the Company Conversion Notice) shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section prior to 6:30 p.m. (New York City time) on a Trading Day, (ii) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section on a day that is not a Trading Day or later than 6:30 p.m. (New York City time) on any Trading Day, (iii) the Trading Day following the date of mailing, if sent by nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given. The addresses for such communications shall be: (i) if to the Company, to 3101 McKelvey Road, St. Louis, Missouri 63044, facsimile: (314) 291-9082, attention Chief Financial Officer, or (ii) if to the Holder, to the address or facsimile number appearing on the Company's shareholder records or such other address or facsimile number as the Holder may provide to the Company in accordance with this Section.

         15.      Miscellaneous.
                  -------------

                  (a) This Debenture shall be binding on and inure to the benefit of the parties hereto and their respective successors and assigns. This Debenture may be amended only in writing signed by the Company and the Holder and their successors and assigns.

                  (b) Subject to Section 15(a), above, nothing in this Debenture shall be construed to give to any person or corporation other than the Company and the Holder any legal or equitable right, remedy or cause under this Debenture. This Debenture shall inure to the sole and exclusive benefit of the Company and the Holder.

                  (c) All questions concerning the construction, validity, enforcement and interpretation of this Debenture shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all proceedings shall be commenced exclusively in the state and federal courts sitting in the City of New York, Borough of Manhattan (the "NEW YORK COURTS"). Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the New York Courts for any proceeding, and hereby irrevocably waives, and agrees not to assert in any proceeding, any claim that it is not personally subject to the jurisdiction of any New York Court or that a New York Court is an inconvenient forum for such proceeding. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Debenture and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding. The prevailing party in a proceeding shall be reimbursed by the other party for its attorney's fees and other costs and expenses incurred with the investigation, preparation and prosecution of such proceeding.

                  (d) The headings herein are for convenience only, do not constitute a part of this Debenture and shall not be deemed to limit or affect any of the provisions hereof.

                  (e) In case any one or more of the provisions of this Debenture shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Debenture shall not in any way be affected or impaired thereby and the parties will attempt in good faith to agree upon a valid and enforceable provision which shall be a commercially reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Debenture.

                  (f) No provision of this Debenture may be waived or amended except in a written instrument signed, in the case of an amendment, by the Company and the Investors holding no less than 66 2/3% of the aggregate outstanding principal amount of Debentures or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought. No waiver of any default with respect to any provision, condition or requirement of this Debenture shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

                  (g) To the extent it may lawfully do so, the Company hereby agrees not to insist upon or plead or in any manner whatsoever claim, and will resist any and all efforts to be compelled to take the benefit or advantage of, usury laws wherever enacted, now or at any time hereafter in force, in connection with any claim, action or proceeding that may be brought by any Holder in order to enforce any right or remedy under the Debentures. Notwithstanding any provision to the contrary contained in the Debentures, it is expressly agreed and provided that the total liability of the Company under the Debentures for payments in the nature of interest shall not exceed the maximum lawful rate authorized under applicable law (the "MAXIMUM RATE"), and, without limiting the foregoing, in no event shall any rate of interest or default interest, or both of them, when aggregated with any other sums in the nature of interest that the Company may be obligated to pay under the Debentures exceed such Maximum Rate. It is agreed that if the maximum contract rate of interest allowed by law and applicable to the Debentures is increased or decreased by statute or any official governmental action subsequent to the date hereof, the new maximum contract rate of interest allowed by law will be the Maximum Rate of interest applicable to the Debentures from the effective date forward, unless such application is precluded by applicable law. If under any circumstances whatsoever, interest in excess of the Maximum Rate is paid by the Company to any Holder with respect to indebtedness evidenced by the Debentures, such excess shall be applied by such Holder to the unpaid principal balance of any such indebtedness or be refunded to the Company, the manner of handling such excess to be at such Holder's election.

                  (h) Subject to Section 13, the outstanding principal amount and interest under this Debenture may not be prepaid by the Company without the prior written consent of the Holder.

                 [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK
                           SIGNATURE PAGE FOLLOWS]

               IN WITNESS WHEREOF, the Company has caused this Debenture to be duly executed by a duly authorized officer as of the date first above indicated.

                                      ZOLTEK COMPANIES, INC.



                                      By:
                                          -----------------------------------
                                          Name:
                                          Title:

                                  EXHIBIT A

                              CONVERSION NOTICE

(To be Executed by the Registered Holder in order to convert Debentures)

         The undersigned hereby elects to convert the principal amount of Debenture indicated below, into shares of Common Stock of Zoltek Companies, Inc., as of the date written below. If shares are to be issued in the name of a Person other than undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as reasonably requested by the Company in accordance therewith. No fee will be charged to the Holder for any conversion, except for such transfer taxes, if any. All terms used in this notice shall have the meanings set forth in the Debenture.

Conversion calculations:
                        --------------------------------------------------------
                        Date to Effect Conversion


                        --------------------------------------------------------
                        Principal amount of Debenture owned prior to conversion


                        --------------------------------------------------------
                        Principal amount of Debenture to be Converted


                        --------------------------------------------------------
                        Principal amount of Debenture remaining after Conversion


                        --------------------------------------------------------
                        Number of shares of Common Stock to be Issued


                        --------------------------------------------------------
                        Applicable Conversion Price


                        --------------------------------------------------------
                        Name of Holder

                        By:
                           -----------------------------------------------------
                           Name:
                           Title:

         By the delivery of this Conversion Notice the Holder represents and warrants to the Company that its ownership of the Common Stock does not exceed the restrictions set forth in Section 5(b) of the Debenture.

                                 SCHEDULE 1

                           Zoltek Companies, Inc.
                      6% Convertible Debentures due [ ]

                             CONVERSION SCHEDULE

         This Conversion Schedule reflects conversions made under the above referenced Debentures.

                                   Dated:

-----------------------------------------------------------------------------------------------------------------
       Date of Conversion         Amount of Conversion     Aggregate Principal     Applicable Conversion Price
                                                            Amount Remaining
                                                             Subsequent to
                                                               Conversion
-----------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------

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